                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 10, 2004

                           ALLIS-CHALMERS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                           1-2199
  (STATE OR OTHER JURISDICTION                         (COMMISSION FILE NUMBER)
        OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

         REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE: 713-369-0550


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of business acquired.

       (1) Financial Statements of Downhole Injection Services, LLC.:

           Independent Auditors' Report                                         F-1

           Balance Sheets as of November 30, 2004 and the Year Ended
             December 31, 2003                                                  F-3

           Statements of Income for the Eleven Months Ended November
             30, 2004 and the Year Ended December 31, 2003                      F-4

           Statement of Stockholder's Equity for the Eleven Months Ended
             November 30, 2004 and the Year Ended December 31, 2003             F-5

           Statements of Cash Flows for the Eleven Months Ended November 30,
             2004 and the Year Ended December 31, 2003                          F-6

           Notes to Financial Statements                                        F-7

(b) Pro Forma Financial Information.

           Unaudited Pro Forma Consolidated Condensed Statement of
             Operations for the Nine Months Ended September 30, 2004            P-1

           Unaudited Pro Forma Consolidated Condensed Statement of
             Financial Position as of September 30, 2004                        P-2

           Unaudited Pro Forma Consolidated Condensed Statement of
             Operations for the Year Ended December 31, 2003                    P-3

           Unaudited Pro Forma Consolidated Condensed Statement of
             Financial Position as of December 31, 2003                         P-4

           Notes to Unaudited Pro Forma Consolidated Condensed
             Financial Statements                                               P-5

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ALLIS-CHALMERS CORPORATION

                                         By: /s/ Victor M. Perez
                                             -----------------------
                                             Victor M. Perez
                                             Chief Financial Officer


Date: February 25, 2005

                            FINANCIAL STATEMENTS AND
                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003

                                TABLE OF CONTENTS

                                                                            PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-1

FINANCIAL STATEMENTS

       BALANCE SHEETS                                                       F-2

       STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY                         F-3

       STATEMENTS OF CASH FLOWS                                             F-4

       NOTES TO FINANCIAL STATEMENTS                                        F-5

[JOHNSON, MILLER & CO. LETTERHEAD]



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


The Members
Downhole Injection Services, LLC
(A Texas Limited Liability Company)

We have audited the accompanying balance sheets of Downhole Injection Services, LLC (a Texas Limited Liability Company) as of November 30, 2004 and December 31, 2003 and the related statements of operations and members' equity, and cash flows for the eleven months and year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Downhole Injection Services, LLC at November 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the eleven months and the year then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                /s/ JOHNSON, MILLER & CO.
                                                -------------------------
                                                Johnson, Miller & Co.


Midland, Texas
February 4, 2005



                                   FINANCIAL STATEMENTS
                             DOWNHOLE INJECTION SERVICES, LLC
                            (A TEXAS LIMITED LIABILITY COMPANY)

                                      BALANCE SHEETS

                          NOVEMBER 30, 2004 AND DECEMBER 31, 2003


                                          ASSETS
                                                                     2004          2003
                                                                  -----------  -----------
CURRENT ASSETS
   Cash and cash equivalents (note A12)                           $   71,881       20,064
   Accounts receivable, net of allowance of $10,000 and $10,000
     Customers                                                     1,242,346      466,435
     Employees                                                            --        2,447
   Inventories (note A8)                                             295,040      189,287
   Prepaid expenses                                                  155,626       60,263
                                                                  -----------  -----------

     Total current assets                                          1,764,893      738,496

PROPERTY AND EQUIPMENT, NET (notes A8, A9 and C)                     719,322      682,564

OTHER ASSETS (notes A9, A10 and D)                                     4,617       55,400
                                                                  -----------  -----------

     Total assets                                                 $2,488,832    1,476,460
                                                                  ===========  ===========


                              LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
   Current portion of notes payable (note E)                      $  757,406      159,846
   Current portion of capitalized lease obligations (note F)          45,735       67,367
   Accounts payable                                                1,002,375      572,238
   Accrued expenses                                                  105,333       78,583
   Sales tax payable                                                  21,937        9,340
   Interest payable                                                   19,827        4,314
                                                                  -----------  -----------

       Total current liabilities                                   1,952,613      891,688

DEFERRED REVENUE                                                     197,400      197,400

NOTES PAYABLE, net of current portion (note E)                        17,070      103,744

CAPITALIZED LEASE OBLIGATIONS, net of current portion (note F)        66,702           --

COMMITMENTS AND CONTINGENCIES (notes G and H)

MEMBERS' EQUITY                                                      255,047      283,628
                                                                  -----------  -----------

       Total liabilities and members' equity                      $2,488,832    1,476,460
                                                                  ===========  ===========


       The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.

                                            F-2

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY

                  FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 2004
                      AND THE YEAR ENDED DECEMBER 31, 2003


                                                       2004             2003
                                                   ------------     ------------

Sales                                              $ 4,792,719        3,835,414

Cost of sales                                        3,875,646        3,050,921
                                                   ------------     ------------

         Gross profit                                  917,073          784,493

General and administrative expenses                    871,927          792,603
                                                   ------------     ------------

Income (loss) from operations                           45,146           (8,110)

Other income (expense)
   Interest income                                          22              403
   Interest expense                                    (73,749)         (41,673)
   Impairment loss on patent (note D)                       --         (983,278)
                                                   ------------     ------------

                                                       (73,727)      (1,024,548)

NET LOSS                                               (28,581)      (1,032,658)

Members' equity - beginning of period                  283,628        1,316,286
                                                   ------------     ------------

Members' equity - end of period                    $   255,047          283,628
                                                   ============     ============


  The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.



                            DOWNHOLE INJECTION SERVICES, LLC
                           (A TEXAS LIMITED LIABILITY COMPANY)

                                STATEMENTS OF CASH FLOWS

                      FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 2004
                          AND THE YEAR ENDED DECEMBER 31, 2003


                                                                 2004           2003
                                                             ------------   ------------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
   Net loss                                                  $   (28,581)    (1,032,658)
   Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
       Depreciation and amortization                             326,034        283,765
       Impairment loss on patent                                      --        983,278
   Change in account balances
       (Increase) decrease in accounts receivable - trade       (775,911)        69,523
       Decrease in accounts receivable - employees                 2,447          2,722
       Increase in inventories                                  (105,753)       (51,145)
       (Increase) decrease in prepaid expenses                   (95,363)        46,792
       Increase (decrease) in accounts payable                   430,137        (73,388)
       Increase (decrease) in accrued expenses                    26,750        (39,028)
       Increase (decrease) in sales tax payable                   12,597         (5,268)
       Increase in deferred revenue                                   --        135,000
       Increase in interest payable                               15,513          4,314
                                                             ------------   ------------

   Net cash (used in) provided by operating activities          (192,130)       323,907
                                                             ------------   ------------

Cash flows provided by (used in) investing activities
   Purchase of property, plant and equipment                    (174,305)      (137,267)
                                                             ------------   ------------

   Net cash used in investing activities                        (174,305)      (137,267)
                                                             ------------   ------------

Cash flows provided by (used in) financing activities
   Issuance of notes payable                                   1,090,335             --
   Repayments on notes payable                                  (579,449)      (171,830)
   Repayments of capital lease obligations                       (92,634)      (119,594)
                                                             ------------   ------------

   Net cash provided by (used in) financing activities           418,252       (291,424)
                                                             ------------   ------------

Net increase (decrease) in cash and cash equivalents              51,817       (104,784)

Cash and cash equivalents
   Beginning of period                                            20,064        124,848
                                                             ------------   ------------

   End of period                                             $    71,881         20,064
                                                             ============   ============

Supplemental disclosure of cash flow information
   Interest paid                                             $    58,236         37,359
                                                             ============   ============

Non-cash investing and financing activities:
   Acquisition of property and equipment through
     capital lease financing                                 $   137,704             --

   Acquisition of Ener-Coil, L.L.C. (see note B)                      --             --


      The accompanying summary of accounting policies and footnotes are an integral part of these financial statements.


                                           F-4

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.     FORMATION OF COMPANY

Downhole Injection Services, LLC (the "Company") is a Texas limited liability company, which was formed February 1, 2004 by a business combination, which has been accounted for as a purchase. The Company is owned 60% by the former members of Ener-Coil, L.L.C. (a Texas limited liability company) and 40% by a multinational integrated oil company and two individuals. All of the assets and liabilities of Ener-Coil, L.L.C. and Downhole Injection Systems, LLC (an Oklahoma limited liability company) were contributed to the Company in exchange for the interest outlined above.

2.     NATURE OF OPERATIONS

The Company is primarily engaged in the installation of coiled tubing for the injection of chemical applications in existing oil and gas wells. These operations are identical to those provided by the Company's predecessor. The Company also will move existing customer tubing and repair, service, and store customer tubing for future use. The Company's principal office is located in Midland, Texas and services are offered from three branch offices located in Texas.

3.     PRODUCT, GEOGRAPHIC LOCATION AND CUSTOMER CONCENTRATIONS

Product and geographic statistics, as a percentage of revenues, are as follows:

                                                    2004
                                                  --------
Type of Services Rendered:
     Installation of Tubing                         60%
     Removal and Repair of Customer
       Owned Tubing                                 37%
     Rental and Other                                3%

Geographic Location of Services Rendered:
     Texas                                          47%
     Oklahoma                                        7%
     Louisiana                                      16%
     United Arab Emirates                            3%
     Other Locations                                27%

4.     SUPPLIER CONCENTRATION

The Company purchases substantially all of its tubing from two vendors. However, the tubing is generally available from a variety of sources.

5.     REVENUE RECOGNITION AND DEFERRED REVENUE

The Company recognizes revenue on jobs upon the completion of services performed. Amounts which are invoiced prior to the completion of services are treated as deferred revenue until the completion of services.

6.     ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS RECEIVABLE

The Company maintains an allowance for losses on trade receivable at an amount evaluated by management as sufficient to provide for future losses.

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003
         NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.     INVENTORY

Inventory is valued at the lower of cost or market using the average cost method.

8.     PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost for purchased assets. Depreciation and amortization expense are computed using straight-line depreciation methods over their estimated useful lives.

Maintenance and repairs are charged to expense as incurred. Costs and related allowances for depreciation of property and equipment sold or otherwise retired are eliminated from the accounts and the resulting gain or loss on dispositions are reflected in income.

9.     LONG-LIVED ASSETS

The Company periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles and whenever events or changes in circumstances indicate that the carrying amount of the asset

9.     LONG-LIVED ASSETS (CONTINUED)

may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following: a significant decrease in the market value of an asset, a significant change in the extent or matter in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

10.    INTANGIBLE ASSETS

The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 142 requires that goodwill and other intangible assets with indefinite lives no longer be amortized. These intangible assets are tested for impairment at least annually. If there is an impairment, the amount is expensed and the intangible assets are written down accordingly.

Before implementation of SFAS No. 142, intangible assets were amortized by the straight-line method over the estimated useful lives, ranging from 15 to 40 years.

11.    INCOME TAXES

The Company is treated as a partnership for federal tax purposes. As such, the federal income tax liability is borne by the members of the Company. No provision for federal income tax liability is provided in these statements. A provision has been made for the state income and franchise tax where applicable. Taxable income will differ from net income under accounting principles generally accepted in the United States of America due to differences in amortization, depreciation, and disallowance of certain expenses for income tax purposes over lives which generally are longer than the estimated useful lives used by the Company for book purposes.

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003


12.    CASH FLOW AND NON-CASH INVESTING AND FINANCING TRANSACTIONS

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

13.    ADVERTISING EXPENSES

Advertising costs are expensed as incurred. Advertising costs totaled $5,167 and $23,658 for the eleven months ended November 30, 2004 and year ended December 31, 2003, respectively.

14.    MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - MERGER OF RELATED ENTITIES

Effective February 1, 2004, the Company acquired the assets and liabilities of Ener-Coil, L.L.C., pre-merger owner of 43.5% of the Company.

NOTE B - MERGER OF RELATED ENTITIES (CONTINUED)

This merger has been accounted for under the purchase method of accounting. The Company agreed to give the previous owners of Ener-Coil, L.L.C. an additional 16.5% of the Company for all of the assets and liabilities of Ener-Coil, L.L.C. except for its original investment in the Company. The purchase price has been allocated based on the estimated fair values of the 16.5% additional interest acquired by the previous Ener-Coil members as follows:

Accounts receivable                          $     360,327
Other current assets                                39,305
Property, plant and equipment                      154,679
Notes payable                                     (533,929)
Accounts payable and accrued expenses              (20,382)
                                             --------------

                                             $          --
                                             ==============

For purposes of financial reporting, the Company has accounted for the acquisition as if it took place on January 1, 2004.

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003


NOTE C - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

                                                 November             December
                                                 30, 2004             31, 2003
                                               ------------         ------------
Computer Equipment                             $   115,649              115,137
Machinery and Equipment                          1,318,938            1,082,616
Vehicles                                           203,813              128,638
Furniture and Fixtures                              50,451               50,451
                                               ------------         ------------
                                                 1,688,851            1,376,842
Less accumulated depreciation                     (969,529)            (694,278)
                                               ------------         ------------

                                               $   719,322              682,564
                                               ============         ============

Depreciation expense totaled $275,251 for the eleven months ended November 30, 2004 and $228,365 for the year ended December 31, 2003.

NOTE D - AMORTIZABLE INTANGIBLES

The Company assumed a non-compete agreement for approximately $276,999.

Amortization has been calculated using the straight line method based on a life of 5 years, the length of the non-compete period.

Total amortization expense was $50,783 and $55,400 for the eleven months ended November 30, 2004 and year ended December 31, 2003.

On November 25, 2003, the Company lost a patent infringement lawsuit. As a result, the Company recorded a patent impairment charge of approximately $983,000.

NOTE E - NOTES PAYABLE

Notes payable are comprised of the following:

                                                                       November
                                                                       30, 2004
                                                                      ----------
Promissory note payable to Michael Weaver, 4 months of
   $7,750, interest rate at 0%, unsecured                             $   7,750

Revolving line of credit with Bank ofAmerica, with maximum
   borrowings of $600,000, matures March 8, 2005,interest
   rate variable, collateralized by substantially all of
   the Company's assets                                                 585,822

Promissory note payable to PAS, Inc. and W.T. Butler Enterprises,
   58 months of $3,500 each, interest rate at 6%, unsecured               1,566

Promissory note payable Robert Patterson, former shareholder,
   24 months of $2,436, interest rate at 0% collateralized by
   certain specific assets of the Company                                12,315

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE E - NOTES PAYABLE (CONTINUED)

Promissory note payable to Herb Sostek, 24 months of
   $6,648, interest rate at 6%, unsecured                                45,620

Promissory note payable to Local Bank of Oklahoma, 60 payments of $2,219, interest rate at 6.75%, collaterialized by
   certain specific assets of the Company                                43,778

Prommisory note payable to Ford Motor Credit Corp, 36 payments of $1,137, interest rate at 0% collateralized by
   2003 Ford F350                                                        14,783

Promissory note payable to Local Bank of Oklahoma, 60 Payments of $2,147, interest rate at 6.75%, collateralized by
   equipment                                                        $    62,842
                                                                    ------------
                                                                        774,476

Less - Current Portion                                                 (757,406)
                                                                    ------------

                                                                    $    17,070
                                                                    ============


                                                                      December
                                                                      31, 2003
                                                                     -----------
Promissory note payable to PAS, Inc. and W.T. Butler Enterprises,
   58 months of $3,500 each, interest rateat 6%, unsecured           $   76,208

Promissory note payable to Herb Sostek, 24 months of
   $6,648, interest rate at 6%, unsecured                                41,168

Promissory note payable to Local Bank of Oklahoma, 60 payments of
   $2,219, interest rate at 6.75%, collateralized by certain
   specific assets of the Company                                        62,931

Prommisory note payable to Ford Motor Credit Corp, 60 payments of
   $798.94, interest rate at 9.25% collateralized by
   1999 Ford F350                                                         2,360

Promissory note payable to Local Bank of Oklahoma, 60 Payments of $2,147, interest rate at 6.75%, collateralized by
   certain specific assets of the Company                                80,923
                                                                     -----------
                                                                        263,590

Less - Current Portion                                                 (159,846)
                                                                     -----------

                                                                     $  103,744
                                                                     ===========

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE E - NOTES PAYABLE (CONTINUED)

For the succeeding five years, aggregate maturities applicable to long-term debt outstanding at November 30, 2004 are as follows:

   November 30,

     2005                               $     757,406
     2006                                      17,070
                                        --------------

                                        $     774,476
                                        ==============

NOTE F - CAPITAL LEASES

The Company has acquired certain equipment through leasing arrangements, which qualify as capital leases. The equipment acquired has been capitalized and is subject to depreciation (see Note A). The present value of the lease obligations have been recorded as liabilities and are summarized below at November 30, 2004:

                                                                 Present Value
                                                                 of Obligation
                                                                 -------------

Capital lease payable to Outsource Lease, 60 monthly
  payments of $3,710 commencing April 11, 2002, interest
  rate at 10.67%, collateralized by tubing unit                  $      21,259

Capital lease payable to Outsource Lease, 60 monthly payments of $865 commencing April 29, 2002, interest rate at 10.67%,
  collateralized by computer network                                    91,178
                                                                 --------------
                                                                       112,437

Less -  Current Portion                                                 45,735
                                                                 --------------

                                                                 $      66,702
                                                                 ==============

Future minimum lease payments for these capital leases are as follows:

     Year                                Total Payment
     ----                                -------------
     2005                                $     54,900
     2006                                      54,900
     2007                                      21,232
                                         -------------

Total Future Minimum Lease Payments           131,032

Total Amount Representing Interest             18,595
                                         -------------
Present Value of Lease Obligation        $    112,437
                                         =============

The Company utilizes leased equipment in its daily operations which have been capitalized. Capitalized costs of the equipment are $237,065 and $187,785 and accumulated depreciation is $80,164 and $75,114 at November 30, 2004 and December 31, 2003, respectively.

                        DOWNHOLE INJECTION SERVICES, LLC
                       (A TEXAS LIMITED LIABILITY COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     NOVEMBER 30, 2004 AND DECEMBER 31, 2003

NOTE G - OPERATING LEASES

The Company conducts certain parts of its operations from leased premises pursuant to operating leases, which will expire during 2005.

Management expects that in the normal course of business, the lease will be renewed or replaced by other leases.

Total rental expense was $174,869 for the eleven months ended November 30, 2004 and $143,774 for the year ended December 31, 2003.

For the succeeding five year period, future minimum lease commitments under non-cancelable operating leases with terms in excess of one year are:

     2005                                 $   166,235
     2006                                     132,245
     2007                                      60,161
     2008                                      30,000
     2009                                      10,000
                                          ------------

                                          $   398,641
                                          ============

As of November 30, 2004, the Company has leased four trucks from Ford Motor Credit under a cancelable master lease agreement. The lease may be canceled by the Company by return of the trucks to the lessor along with a premium for early termination as determined by formula. The term of the lease is for 48 months from the date of delivery to the Company. Insurance, taxes, and operating expenses are paid by the Company.

For 2004, rentals paid under this agreement totaled $50,458. As of December 31, 2004, the Company's monthly lease commitment under this agreement is $5,027.

The future annual minimum lease commitment, assuming no early termination, is $60,323.

NOTE H - SUBSEQUENT EVENT

Effective December 1, 2004, the members of the Company entered into a buy sell agreement with a third party. The members agreed to sell all of their equity interest for $1,100,000 cash, 508,466 shares of the third party company's stock and assumption of all of the Company's present and future obligations.

                           ALLIS-CHALMERS CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Allis-Chalmers ("Company") completed an acquisition to acquire all the equity interest of Downhole Injection Services, LLC (the "Acquisition Transaction"). The transaction is more fully described below.

DOWNHOLE INJECTION SERVICES LLC TRANSACTION. We purchased Downhole Injection Services LLC ("DIS") from an investor group in Midland, Texas (65%) and Chevron USA, Inc. (35%) for approximately $1,100,000 in cash, 508,466 shares of registrants Common Stock and payment or assumption of approximately $950,000 of DIS debt.

DIS is headquartered in Midland, Texas and provides solutions to downhole chemical treating problems through the installation of small diameter, stainless steel coiled tubing into producing oil and gas wells.

The accompanying unaudited pro forma consolidated condensed financial statements illustrate the effects at the Acquisition Transaction on the Company's results of operations and financial position. The unaudited pro forma consolidated condensed statements of operations for the twelve months ended December 31, 2003 and the nine months ended September 30, 2004 are based on historical statements of operations and assume that the Acquisition Transaction had occurred as of the beginning of the period presented. The unaudited pro forma consolidated condensed statement of financial position as of December 31, 2003 and the nine months ended September 30, 2004 is based on the historical statement of financial position of the Company and assumes that the Acquisition Transaction had occurred as of the period presented.

Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The unaudited pro forma consolidated condensed financial statements should be read in conjunction with our audited financial statements in our Form 10-K Annual Report including notes thereto for the year ended December 31, 2003 and our Form 10-Q Quarterly Report including notes thereto for the nine months ended September 30, 2004.

ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2004
(In thousands, except per share data)

                                                           ALLIS-
                                                          CHALMERS                     DIAMOND
                                                        CONSOLIDATED    DIAMOND        PURCHASE
                                                         HISTORICAL    HISTORICAL     ADJUSTMENTS
                                                        ------------   ----------    -------------
ASSETS

Cash and cash equivalents                               $    12,992    $     139     $       (139)  (a)
                                                                                           (2,530)  (b)
Trade Receivables                                            10,419          676             (224)  (a)
Inventories, net                                                 --        1,650               --
Lease receivable, net                                           180           --               --
Prepaids and other current assets                             1,496           16              (16)  (a)
                                                        ------------   ----------    -------------
           Total Current Assets                              25,087        2,481           (2,909)

Net Property, plant and equipment                            30,309          481               --
Goodwill                                                     10,331           --              814   (c)
Other intangibles, net                                        3,089          550            1,100   (c)
                                                                                             (163)  (i)
Debt issuance costs, net                                        635
Lease receivable                                                590
Other assets                                                     79           --               --
                                                        ------------   ----------    -------------
           Total Assets                                 $    73,120    $   3,512     $     (1,158)
                                                        ============   ==========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                    $     4,858    $     370     $       (370)  (d)
Trade accounts payable                                        2,566          447               --
Accrued employee benefits                                       481           --               --
Accrued interest                                                283           --
Accrued expenses                                              1,331          112             (112)  (e)
Accounts payable, related parties                               406           --               --
                                                        ------------   ----------    -------------
           Total Current Liabilities                          9,925          929             (482)

Accrued postretirement benefit obligations                      510           --               --
Long-term debt                                               25,241          327             (327)  (d)
Other long-term liabilites                                      129           --
Redeemable Warrant                                            1,500
Preferred Stock                                                   0           --               --
                                                        ------------   ----------    -------------
                                                             37,305        1,256             (809)

Minority Interest                                             2,274           --              524   (j)
                                                                 --           --               --

Shareholders' equity
 Common stock                                                   130            1               (1)   (f)
Capital in excess of par value                               38,380        1,418           (1,418)   (f)
                                                                                            4,600    (g)
                                                                 --           --           (2,530)   (h)
Accumulated earnings (deficit)                               (4,969)         837             (837)   (f)
                                                                                             (163)   (i)
                                                                                             (524)   (j)

      Total Shareholders' Equity                             33,541        2,256             (873)
                                                        ------------   ----------    -------------
     Total Liabilities and Shareholders' Equity         $    73,120    $   3,512     $     (1,158)
                                                        ============   ==========    =============


                   See notes to unaudited pro forma consolidated financial statements.


                                                  P-1a
continued on next page

continued from above


                                                                                                  PRO FORMA
                                                                          DOWNHOLE                  ALLIS-
                                                             DOWNHOLE     PURCHASE                 CHALMERS
                                                            HISTORICAL   ADJUSTMENTS             CONSOLIDATED
                                                           ------------  -----------             ------------
ASSETS

Cash and cash equivalents                                           72       (1,053)    (l)      $     8,610
Trade Receivables                                                              (871)    (m)
Inventories, net                                                 1,242                                12,113
Lease receivable, net                                              295                                 1,945
Prepaids and other current assets                                                                        180
                                                                   156                                 1,652
                                                            -----------  -----------             ------------
           Total Current Assets                                  1,765       (1,924)                  24,500

Net Property, plant and equipment                                  718        1,692    (n)            36,201
Goodwill                                                                          -                   11,145
Other intangibles, net                                                          970    (o)             5,546
Debt issuance costs, net                                                                                 635
Lease receivable                                                                                         590
Other assets                                                         5                                    84
                                                            -----------  -----------             ------------
           Total Assets                                          2,489          738              $    78,701
                                                            ===========  ===========             ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                               803         (803)    (p)      $     4,858
Trade accounts payable                                           1,002                                 4,015
Accrued employee benefits                                                                                481
Accrued interest                                                                                         283
Accrued expenses                                                   148            -                    1,479
Accounts payable, related parties                                    -            -                      406
                                                            -----------  -----------             ------------
           Total Current Liabilities                             1,953         (803)    (p)           11,522

Accrued postretirement benefit obligations                                                               510
Long-term debt                                                      84          (68)                  25,257
Other long-term liabilites                                         197                                   326
Redeemable Warrant                                                                                     1,500
Preferred Stock                                                      -            -                        0
                                                           ------------  -----------             ------------
                                                                 2,234         (871)                  39,115

Minority Interest                                                                                      2,798
                                                                                                          --
Shareholders' equity                                                              5     (q)              135
Common stock                                                       255        1,942     (q)
Capital in excess of par value                                                 (255)    (f)           42,392
Accumulated earnings (deficit)                                                  (83)    (j)           (5,739)

      Total Shareholders' Equity                                   255        1,692                   36,788
                                                           ------------  -----------             ------------
     Total Liabilities and Shareholders' Equity                  2,489          821              $    78,701
                                                           ============  ===========             ============


                     See notes to unaudited pro forma consolidated financial statements.

                                                     P-1a


                         ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                            (In thousands, except per share data)


                                          ALLIS-
                                         CHALMERS                          DIAMOND
                                       CONSOLIDATED      DIAMOND           PURCHASE
                                        HISTORICAL      HISTORICAL        ADJUSTMENTS
                                       -----------     -----------        -----------
Sales                                  $   32,989      $    5,584         $       --
Cost of Sales                              23,893           3,565                 --
                                       -----------     -----------        -----------
Gross Profit                                9,096           2,018                 --

Marketing and
  Administrative Expense                    5,381             664                163  (i)  (i)
                                       -----------     -----------        -----------
Income (Loss) from Operations               3,715           1,354               (163)

Other Income
  Interest Income                               --             --                 --
  Interest Expense                         (1,634)            (59)                59   (k)
  Minority Interest                          (315)             --               (524)  (j)
  Other                                       224             (26)                --
                                       -----------     -----------        -----------
Income (Loss) Before Taxes                  1,990            1,269              (628)

Taxes                                        (359)             --                --
                                       -----------     -----------        -----------
Net Income/ (Loss)                          1,631           1,269               (628)

   Preferred Dividend                        (124)             --                 --
                                       -----------     -----------        -----------
Net income/ (loss) attributed to
  common shares                        $    1,507      $    1,269         $     (628)
                                       ===========     ===========        ===========

Pro forma net income (loss)
  per common share

Basic                                  $    0.21
                                       ==========

Diluted                                $    0.15
                                       ==========
Weighted average shares
  outstanding
Basic                                      7,285
                                       ==========
Diluted                                    9,980
                                       ==========


            See notes to unaudited pro forma consolidated financial statements.


                                           P-2a

continued below

continued from above


                                                                                   PRO FORMA
                                                             DOWNHOLE                 ALLIS-
                                          DOWNHOLE           PURCHASE               CHALMERS
                                         HISTORICAL        ADJUSTMENTS            CONSOLIDATED
                                       ------------        -----------            ------------
Sales                                        4,793                                $    43,366
Cost of Sales                                3,876                 --                  31,632
                                       ------------        -----------            ------------
Gross Profit                                   917                                     11,733

Marketing and
  Administrative Expense                       872                 83  (i)              7,163
                                       ------------        -----------            ------------
Income (Loss) from Operations                   45                (83)                  4,570

Other Income
  Interest Income                               --                                         --
  Interest Expense                             (74)                74  (k)             (1,634)
  Minority Interest                             --                 --                    (772)
  Other                                         --                 --                     198
                                       ------------        -----------            ------------
Income (Loss) Before Taxes                     (29)                (9)                  2,362

Taxes                                                                                    (359)
                                       ------------        -----------            ------------
Net Income/ (Loss)                             (29)                (9)                  2,003

   Preferred Dividend                                                                    (124)
                                       ------------        -----------            ------------
Net income/ (loss) attributed to
  common shares                                (29)        $       (9)            $     1,879
                                       ============        ===========            ============

Pro forma net income (loss)
per common share

Basic                                                                             $      0.26
                                                                                  ============

Diluted                                                                           $      0.19
                                                                                  ============
Weighted average shares
  outstanding
Basic                                                                                   7,285
                                                                                  ============
Diluted                                                                                 9,980
                                                                                  ============


              See notes to unaudited pro forma consolidated financial statements.


                                             P-2b



                               ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                         AS OF DECEMBER 31, 2003
                                  (In thousands, except per share data)


                                                           ALLIS-
                                                          CHALMERS                        DIAMOND
                                                        CONSOLIDATED     DIAMOND          PURCHASE
                                                         HISTORICAL     HISTORICAL       ADJUSTMENTS
                                                        -----------   --------------    -------------
ASSETS

Cash and cash equivalents                               $    1,299    $         139     $       (139)  (a)
                                                                                              (2,530)  (b)
Trade Receivables                                            8,823              676             (224)  (a)
Inventories, net                                                --            1,650               --
Lease receivable, net                                          180               --               --
Prepaids and other current assets                              887               16              (16)  (a)
                                                        -----------   --------------    -------------

         Total Current Assets                               11,189            2,481           (2,909)

Net Property, plant and equipment                           31,128              481               --
Goodwill                                                     7,661               --              814   (c)
Other intangibles, net                                       2,290              550            1,100   (c)
                                                                                                (163)  (i)
Debt issuance costs, net                                       567
Lease receivable                                               787
Other assets                                                    40               --               --
                                                        -----------   --------------    -------------

         Total Assets                                   $   53,662    $       3,512    $      (1,158)
                                                        ===========   ==============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                    $    3,992    $         370    $        (370)  (d)
Trade accounts payable                                       3,133              447               --
Accrued employee benefits                                      591               --               --
Accrued interest                                               152               --
Accrued expenses                                             1,761              112             (112)  (e)
Accounts payable, related parties                              787               --               --
                                                        -----------   --------------    -------------

         Total Current Liabilities                          10,416              929             (482)

Accrued postretirement benefit obligations                     545               --               --
Long-term debt                                              28,241              327             (327)  (d)
Other long-term liabilities                                    270               --
Redeemable Warrant                                           1,500
Preferred Stock                                              4,171               --               --
                                                        -----------   --------------    -------------
                                                            45,143            1,256             (809)

Minority Interest                                            2,523               --              524   (j)
Shareholders' equity                                            39                1               (1)  (f)
Common stock                                                 9,793            1,418           (1,418)  (f)
Capital in excess of par value                                                                 4,600   (g)
                                                                 -               --           (2,530)  (h)

Accumulated earnings (deficit)                             (8,625)              837             (837)  (f)
                                                                                                (163)  (i)
                                                                                                (524)  (j)
                                                        -----------   --------------    -------------
      Total Shareholders' Equity                             1,207            2,256             (873)
                                                        -----------   --------------    -------------

 Total Liabilities and Shareholders' Equity             $   48,873    $       3,512    $      (1,158)
                                                        ===========   ==============   ==============


                    See notes to unaudited pro forma consolidated financial statements.


                                                   P-3a
continued below

continued from above


                                                                                                  PRO FORMA
                                                                             DOWNHOLE               ALLIS-
                                                            DOWNHOLE         PURCHASE              CHALMERS
                                                            HISTORICAL      ADJUSTMENTS          CONSOLIDATED
                                                            ----------      -----------          -------------
ASSETS

Cash and cash equivalents                                          20           (1,053) (l)       $     (2,595)
                                                                                  (331) (s)
Trade Receivables                                                 469                                    9,744
Inventories, net                                                  189                                    1,839
Lease receivable, net                                                                                      180
Prepaids and other current assets                                  60                                      947
                                                            ----------       ----------           -------------

         Total Current Assets                                     738           (1,384)                 10,115

Net Property, plant and equipment                                 683            1,663  (n)             33,955
Goodwill                                                                                                 8,475
Other intangibles, net                                                             973  (o)              4,720

Debt issuance costs, net                                                                                   567
Lease receivable                                                                                           787
Other assets                                                       55                                       95
                                                            ----------       ----------           -------------

         Total Assets                                           1,476            1,222            $     58,714
                                                            ==========       ==========           =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt                              227             (227) (p)       $      3,992
Trade accounts payable                                            572                                    4,152
Accrued employee benefits                                                                                  591
Accrued interest                                                    4                                      156
Accrued expenses                                                   88                                    1,849
Accounts payable, related parties                                  --               --                     787
                                                            ----------       ----------           -------------

         Total Current Liabilities                                891             (227)                 11,527

Accrued postretirement benefit obligations                                                                 545
Long-term debt                                                    104             (104) (p)             28,241
Other long-term liabilities                                       197                                      467
Redeemable Warrant                                                                                       1,500
Preferred Stock                                                    --               --                   4,171
                                                            ----------       ----------           -------------
                                                                1,192             (331)                 46,451

Minority Interest                                                                                        4,502

Shareholders' equity
Common stock                                                                         5  (q)                 44
Capital in excess of par value                                    284             (284) (f)
                                                                                 1,942  (q)
                                                                                                        14,760

Accumulated earnings (deficit)                                                    (110) (i)             (7,043)

                                                            ----------       ----------           -------------
      Total Shareholders' Equity                                  284            1,553                   7,761
                                                            ----------       ----------           -------------

 Total Liabilities and Shareholders' Equity                 $   1,476        $   1,222            $     58,714
                                                            ==========       ==========           =============


                    See notes to unaudited pro forma consolidated financial statements.


                                                   P-3b



                             ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
                                (In thousands, except per share data)


                                                              ALLIS-
                                                             CHALMERS                      DIAMOND
                                                            CONSOLIDATED    DIAMOND       PURCHASE
                                                             (RESTATED)    HISTORICAL   ADJUSTMENTS
                                                            -----------   -----------   -----------
Sales                                                       $   32,724    $    5,470    $       --
Cost of Sales                                                   24,029         3,926            --
                                                            -----------   -----------   -----------

Gross Profit                                                     8,695         1,544            --

Marketing and
Administrative Expense                                           6,169           731           195    (i)
                                                            -----------    ----------    ----------
Income (Loss) from
Operations                                                       2,526           813          (195)

Other Income
  Interest Income                                                    3            --            --
  Interest Expense                                              (2,467)          (71)           71    (k)
  Minority Interest                                               (387)           --          (276)   (j)
  Settlement on lawsuit                                          1,034
  Gain on sale of interest in AirComp                            2,433
  Impairment loss on patent
  Other                                                            111            (5)           --

                                                            -----------    ----------   -----------
Income (Loss) Before Taxes                                       3,297           737          (400)

Taxes                                                             (370)           --            --

                                                            -----------    ----------    ----------
Net Income/ (Loss)                                                 548           737          (400)

   Preferred Dividend                                             (656)           --            --
                                                            -----------   -----------   -----------

Net income/ (loss) attributed to common shares             $      (108)    $     737     $    (400)
                                                           ============    ==========    ==========

Pro forma net income (loss)
per common share

Basic                                                      $     (0.03)
                                                           ============

Diluted                                                    $     (0.03)
                                                           ============

Weighted average shares
outstanding

Basic                                                            3,927
                                                           ============

Diluted                                                          3,927
                                                           ============


                        See notes to unaudited pro forma consolidated financial statements.


                                                        P-4a

continued below

continued from above

                                                                                              PRO FORMA
                                                                       DOWNHOLE                 ALLIS-
                                                        DOWNHOLE       PURCHASE                CHALMERS
                                                       HISTORICAL     ADJUSTMENTS            CONSOLIDATED
                                                      ------------   ------------            -------------
Sales                                                       3,835             --             $     42,029
Cost of Sales                                               3,051             --                   31,006
                                                      ------------   ------------            -------------

Gross Profit                                                  784             --                   11,023

Marketing and

  Administrative Expense                                      792            110  (i)               7,997
                                                      ------------   ------------            -------------
Income (Loss) from
Operations                                                     (8)          (110)                   3,026

Other Income
  Interest Income                                                                                       3
  Interest Expense                                            (42)            42  (k)              (2,467)
  Minority Interest                                             -              -                     (619)
  Settlement on lawsuit                                         -              -                    1,034
  Gain on sale of interest in AirComp                           -              -                    2,433
  Impairment loss on patent                                  (983)           983  (r)                   -
  Other                                                         -              -                      106

                                                      ------------   ------------            -------------
Income (Loss) Before Taxes                                 (1,033)           915                    3,516

Taxes                                                                                                (370)

                                                      ------------   ------------            -------------
Net Income/ (Loss)                                         (1,033)           915                    3,416

   Preferred Dividend                                          --             --                     (656)
                                                      ------------   ------------            -------------

Net income/ (loss) attributed to common shares        $    (1,033)   $       915             $      2,490
                                                      ============   ============            =============

Pro forma net income (loss)
  per common share

Basic                                                                                        $      0.63
                                                                                             ============

Diluted                                                                                      $      0.43
                                                                                             ============

Weighted average shares
  outstanding

Basic                                                                                              3,927
                                                                                             ============

Diluted                                                                                            5,762
                                                                                             ============


                 See notes to unaudited pro forma consolidated financial statements.

                                                 P-4b


                           ALLIS-CHALMERS CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following pro forma adjustments have been made to the historical financial statements of the Company:

         a.) Elimination of assets not purchased at closing.

         b.) Reduction of cash for the Company's 55% share of the $4,600,000 paid to the sellers of Diamond Air at closing.

         c.) Recognition of goodwill and other intangible assets resulting from the acquisition of Diamond Air.

         d.) Elimination of debt not assumed at closing.

         e.) Elimination of accrued liabilities not assumed at closing.

         f.) Elimination of Diamond Air's and DIS's equity for consolidation purposes.

         g.) Recognition of equity contribution of the Company and M-I L.L.C.

         h.) Elimination of the Company's equity contribution for consolidation purposes.

         i.) Increase in amortization due to the increase in other intangible assets values of acquired company.

         j.) To record minority interest in Diamond Air's income.

         k.) Reduction in interest expense due to reduction in debt not assumed.

         l.) Reduction of cash of $1,053,000 paid to the sellers of DIS.

         m.) Reduction of cash of $871,000 paid to the note holders of DIS to extinguish the debt as of September 30, 2004.

         n.) Recognition of fair value of assets in connection with the acquisition of DIS.

         o.) Recognition of goodwill and other intangible assets in connection with the acquisition of DIS.

         p.) Recognition of the payment to retire the debt.

         q.) Recognition of the issuance of 508,466 shares of common stock at #3.853 per share.

         r.) Elimination of impairment on loss on patent.

         s.) Reduction of cash of $371,000 paid to note holders of DIS to extinguish the debt at December 31, 2003.

                                       P-5